Certificate of Registration
on Change of Name

This is to certify that

SMARTMICROCHIP AUSTRALIA PTY LTD

Australian Company Number 100 170 867

did on the twenty-second day of November 2002 change its name to

SMARTMETRIC AUSTRALIA PTY LTD

Australian Company Number 100 170 867

The company is a proprietary company.

The Company is limited by shares.

The company is registered under the Corporations Act of 2001 and is taken to be registered in New South Wales and the date
of commencement of registration is the tenth day of April, 2002.

Issued by the
Australian Securities and Investments Commission
on this twenty-second day of November, 2002.

/s/ David Knott
David Knott
Chairman

Certificate of Registration
Of a Company

This is to certify that

SMARTMICROCHIP AUSTRALIA PTY LTD

Australian Company Number 100 170 867

is a registered company under the Corporations Act 2001 and
is taken to be registered in New South Wales.

The company is limited by shares.

The company is a proprietary company.

The day of commencement of registration is
the tenth day of April 2002.

Issued by the
Australian Securities and Investment Commission
on this tenth day of April, 2002.

/s/ David Knott
David Knott
Chairman